UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-07784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 23, 2020, Lumen Technologies* (“Lumen,” “us,” “we” or “our”) issued a press release announcing that it planned to offer $750 million aggregate principal amount of fixed-rate senior unsecured notes in a proposed private offering that would not be registered under the Securities Act of 1933. That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

On November 23, 2020, Lumen issued a subsequent press release announcing its agreement to sell $1.0 billion aggregate principal amount of its 4.500% Senior Notes due 2029 in a private offering that will not be registered under the Securities Act of 1933, the net proceeds of which are planned to be used (i) to redeem all $775 million aggregate principal amount of outstanding 6.125% Notes due 2053 issued by its wholly-owned subsidiary, Qwest Corporation, and (ii) for general corporate purposes, including reducing Lumen’s revolving or other indebtedness. That press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.

This Current Report does not constitute a notice of redemption with respect to any of Qwest Corporation’s outstanding notes.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “will,” “should,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to various uncertainties. Actual events and results may differ materially from those anticipated by us in those statements for several reasons, including those discussed in Exhibits 99.1 and 99.2. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

*

The Lumen brand was launched on September 14, 2020. As a result, CenturyLink, Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink, Inc. is expected to be formally changed to Lumen Technologies, Inc. upon the completion of all applicable requirements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated November 23, 2020, relating to the proposed private offering of senior notes.

99.2	Press Release dated November 23, 2020, relating to the pricing of the senior notes.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Dated: November 23, 2020